UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 8, 2006

LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Metro Drive, 3rd Floor San Jose, California		95110

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          Change of Control Severance Agreements

          LogicVision, Inc. (the “Company”) entered into Change of Control Severance Agreements (the “Agreements”), effective as of November 8, 2006, with Farhad Hayat and Fadi Maamari (the “Executives”).  Each Agreement provides that in the event of an involuntary termination of the Executive within three months before or twelve months after a change of control of the Company, the Executive will be entitled to (i) a cash payment equal to 150% of the Executive’s annual base salary as of the termination date, (ii) a cash payment equal to 150% of the Executive’s target bonus and target commission for the year in which the Executive is terminated, (iii) the immediate acceleration of vesting and exercisability of the Executive’s outstanding options to acquire the Company’s common stock and (iv) reimbursement of health insurance premiums for the Executive and eligible dependents for up to twelve months measured from the date of termination.   The Executives have agreed not to solicit employees of the Company for a period of 18 months following termination of employment giving rise to severance payments, and not to compete with the Company for the period during which they receive severance payments.

          If, however, a change of control occurs and the consideration per share of Company common stock as a result of the change of control is less than $1.32, the closing price per share of the Company’s common stock on February 15, 2006 (the date of effectiveness of the Change of Control Severance Agreements with the Company’s other executive officers), then the percentages in the prior paragraph relating to cash payments will be reduced to 50% and the corresponding non-solicitation period will be reduced to 6 months.

          A “change of control” includes a merger or consolidation involving the Company in which the Company’s stockholders immediately prior to such merger or consolidation own 50% or less of the voting power of the surviving entity’s voting securities, sale of all or substantially all of the Company’s assets, the approval by the Company’s stockholders of a plan of complete liquidation or dissolution, and the acquisition by a person or related group of persons of 50% or more of the voting power of the Company’s voting securities. The foregoing summary description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Change of Control Severance Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 17, 2006 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Form of Change of Control Severance Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 17, 2006).

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2006
LOGICVISION, INC.

	By:	/s/ Bruce M. Jaffe

Bruce M. Jaffe
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change of Control Severance Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 17, 2006).